                                                                     EXHIBIT 4.5

                              WARRANT TO PURCHASE

                                COMMON STOCK OF

                             XCEL MANAGEMENT, INC.



                _______________________________________________



                             Dated:  April 26, 2000


______________________________________________________________________________

NEITHER THE SECURITIES REPRESENTED BY THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, OR UNDER CANADIAN LAW OR ANY PROVINCE THEREIN; THEREFORE, THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF, IF ANY, MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER. THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXCEPTION THEREFROM IS AVAILABLE.


                                    Plazacorp Investors Limited/$7.50 per share.

                                                  Warrant to Purchase
                                                  142,857 Shares of
                                                  Common Stock, Subject to
                                                  Adjustment as herein provided


                       WARRANT TO PURCHASE COMMON STOCK

                             XCEL MANAGEMENT, INC.

                   Dated as of the 26th day of April, 2000.


     WHEREAS, the undersigned desires to acquire for investment purposes this Warrant to Purchase Common Stock providing for the acquisition of 142,857 shares of common stock, $0.001 par value per share (the "Common Stock"), of Xcel Management, Inc. (the "Company"), subject to adjustment as provided herein.

     WHEREAS, there are currently outstanding 9,404,050 shares of Common Stock of the Company;

     WHEREAS, the Company is contemplating a reorganization and recapitalization (the "Contemplated Reorganization") whereby each holder of outstanding Common Stock of the Company will receive two (2) shares of Common Stock in a newly formed Delaware entity (the "Surviving Corporation") for every one (1) share of Common Stock currently held; and

     WHEREAS, after the completion of the Contemplated Reorganization, the shares subject to this Warrant shall represent 285,714 shares of the Surviving Corporation.

     NOW, THEREFORE, for and in consideration of past service and of the mutual covenants, representations, warranties and agreements contained herein, this is to certify that:

     1. The undersigned or his permitted and registered assigns ("Holder"), is entitled to purchase from time to time, subject to the provisions and conditions herein, not later than the termination of the Exercise Period of this Warrant to Purchase Common Stock (this "Warrant") as set forth in Paragraph 4 below, an
                                                       -----------
aggregate of ONE HUNDRED FORTY-TWO THOUSAND EIGHT HUNDRED FIFTY-SEVEN (142,857) shares of Common Stock, at the Exercise Price per share set forth in Paragraph
                                                                     ---------
2(c) herein, and upon such purchase to receive a certificate or certificates
----
representing such shares of Common Stock. The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth.

     2.  Defined Terms. As used in this Warrant, the following capitalized terms
         -------------
shall have the meanings respectively assigned to them below, which meanings shall be applicable equally to the singular and plural forms of the terms so defined.

          (a)  "Adjustment Date" means the close of business on the date of any
                ---------------
     (i) declaration of a dividend or distribution on the Common Stock payable in shares of Common Stock, (ii) subdivision or combination of the Company's outstanding Shares, (iii) change in the number of shares of Common Stock issuable upon exercise of this Warrant by reclassification, exchange or substitution, or (iv) reorganization of the capital structure of the Company by merger, reorganization, consolidation or sale of assets.

          (b)  "Business Day" shall mean any day except a Saturday, Sunday or
                ------------
     other day on which commercial banks in the State of Texas are authorized or required by law to close.

          (c)  "Distribution Compliance Period" means one year from the date of
                ------------------------------
     this Warrant.

          (d)  "Exercise Period" means the period commencing on the date of this
                ---------------
     Warrant and terminating at 5:00 p.m., Tacoma, Washington time, on the fifth
     (5th) anniversary following the Registration Date or, in the event that the fifth anniversary of the Registration Date is not a Business Day, the Business Day next following.

          (e)  "Exercise Price" shall mean a strike price of $7.50 per share.
                --------------

          (f)  "Holder" shall mean the Person(s) then registered as the owner of
                ------
     the Warrant or Warrant Securities, as the case may be, on the books and records of the Company.

          (g)  "Person" shall mean any natural person, corporation, limited
                ------
     partnership, limited liability company, general partnership, joint venture, association, company, or other organization, whether or not a legal entity, and any government agency or political subdivision thereof.

          (h)  "Registration Date" shall mean October 15, 2000, or such other
                -----------------
     date as determined by that certain Registration and Repurchase Agreement dated as of April 26, 2000, between the undersigned and the Company.

          (i)  "U.S. Person" means (i) any natural person resident in the United
                -----------
     States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. Person; (iv) any trust of which any trustee is a U.S. Person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer of other fiduciary for the benefit or account of a U.S. Person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if (A) organized or incorporated under the laws of any foreign jurisdiction and (B) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) of the Securities Act) who are not natural persons, estates or trusts.

          (j) "Warrant Securities" shall mean the shares of Common Stock (or other securities) of the Company purchasable or purchased from time to time under this Warrant or acquired upon any transfer of any such shares, together with all additional securities received in payment of dividends or distributions on or splits of those securities or received as a result of the adjustments provided for in Paragraph 6 hereof.
                                     -----------

     3.   Exercise of Warrant.  Subject to and in accordance with the
          -------------------
provisions and conditions hereof, this Warrant may be exercised from time to time in whole or in part during the term of this Warrant as set forth in Paragraph 5 hereof.
-----------

     4.   Term of Warrant. The term of this Warrant shall commence on the date
          ---------------
hereof and shall expire on the exercise in full of this Warrant by Holder or at 5:00 p.m. Tacoma, Washington time on the expiration of the Exercise Period.

     5.   Manner of Exercise. Holder may exercise this Warrant in whole or in
          ------------------
part in accordance with the terms hereof by mailing or personally delivering to the Company (i) this Warrant, (ii) a Notice of Exercise in the form of Exhibit I
                                                                       ---------
hereto duly executed by Holder, (iii) either a written certificate that Holder is not a U.S. Person and the Warrant is not being exercised on behalf of a U.S. Person or a written opinion of counsel stating that the Warrant and the securities delivered upon its exercise have been registered under the Act or are exempt from registration and (iv) payment of the Exercise Price per share, such payment to be in the form of cash, a certified or official bank check made payable to the Company, or a wire transfer of funds to an account designated by the Company, or any combination of the foregoing, together with all federal and state excise taxes applicable upon such exercise. Upon receipt by the Company of this Warrant, the Notice of Exercise and such payment, this Warrant shall be deemed to have been exercised with respect to the number of shares of Common Stock subject to such exercise and specified in the Notice of Exercise, and Holder shall thereupon become the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding the fact that the stock transfer books of the Company may then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to Holder. As soon as practicable after any exercise, in whole or in part, of the Warrant, and in any event within ten (10) Business Days thereafter, the Company will deliver to Holder a stock certificate or certificates representing the shares of Common Stock so purchased, with such certificate or certificates to be in such name(s) and such denominations as Holder may specify in the Notice of Exercise. If this Warrant is exercised for less than all of the shares of Common Stock subject hereto, the Company shall, upon such exercise and surrender of this Warrant for cancellation, promptly execute and deliver to Holder a new Warrant of like tenor evidencing the right of Holder to purchase the balance of shares of Common Stock purchasable hereunder.

     6.   Adjustment Provisions.
          ---------------------

          (a) If the Company completes the Contemplated Reorganization, the shares subject to this Warrant will be 285,714 shares in the Surviving Corporation and the Exercise Price will be $3.75 per share. If the Company shall, during the term hereof, (i) declare a dividend and make a distribution on the Common Stock payable in shares of Common Stock, (ii) subdivide or combine its outstanding shares of Common Stock, (iii) change the number of shares of Common Stock issuable upon exercise of this Warrant by reclassification, exchange or substitution, or (iv) reorganize the capital structure of the Company by merger, reorganization, consolidation or sale of assets, then this Warrant shall, after the happening of any such event, evidence the right to purchase the number of shares of Common Stock or other securities that would have been received as a result of that change with respect to the shares of Common Stock as if such shares had been purchased under this Warrant immediately before occurrence of such event. Such adjustment shall be made successively whenever any event listed above shall occur. Any adjustment under this subparagraph (a) shall become effective at the close of business on the date any such event occurs(the "Adjustment Date") and the exercise price shall be adjusted proportionately.

          (b) If, during the term of this Warrant, the number of shares of Common Stock of the Company is adjusted pursuant to subparagraph (a) above, then the Exercise Price per share to be in effect after such Adjustment Date shall be determined by multiplying the Exercise Price per share in effect immediately prior to such Adjustment Date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the closing of business on the Business Day immediately preceding such Adjustment Date and the denominator of which shall be the number of shares of Common Stock (or the equivalent amount of other securities) outstanding at the opening of business on the first Business Day after the Adjustment Date.

          (c)  Notice of Adjustment.  The Company shall give notice of each
               --------------------
adjustment or readjustment of the number of shares of Common Stock or other securities issuable upon exercise of this Warrant to Holder or of the Exercise Price per share at the address set forth in Paragraph 17 hereof.
                                            ------------

     7.   Fractional Shares. No fractional shares or scrip representing
          -----------------
fractional shares of Common Stock shall be issued in connection with the exercise of this Warrant, but the Company shall pay, in lieu of any fractional share, a cash payment on the basis of the Exercise Price per share of the Common Stock to be acquired pursuant to such exercise for such fractional share.

     8.   Registration Rights.  Holder has been granted Registration Rights with
          -------------------
respect to the shares underlying this Warrant pursuant to a Registration and Repurchase Agreement dated April __, 2000. In such Registration and Repurchase Agreement, the Company has agreed to file a registration statement with the Securities and Exchange Commission ("SEC") by July 15, 2000, to be declared effective on or before the Registration Date.

     9.   Restrictions on Transfer. The undersigned represents and warrants that
          ------------------------
this Warrant is being purchased for his investment account without a view towards the resale or distribution thereof in violation of applicable securities laws. It is understood that in case of subsequent sale of such Warrant or the Warrant Securities under certain circumstances, such sale might be deemed to constitute a public distribution within the meaning of, and require registration under, the provisions of the Securities Act of 1933, as amended (the "Act").

          (a) The undersigned represents, warrants and agrees that an offer or sale of the Warrant or the Warrant Securities, if made prior to the expiration of the Distribution Compliance Period, shall not be made to a U.S. Person or for the account or benefit of a U.S. Person and shall be made pursuant to the following: (i) the purchaser certifies that it is not a U.S. Person and is not acquiring the securities for the account or benefit of any U.S. Person or is a U.S. Person who purchased securities in a transaction that did not require registration under the Act, (ii) the purchaser agrees to resell such securities only in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Act and (iii) the securities contain a legend that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration and that hedging transactions involving the securities may not be conducted unless in compliance with the Act.

          (b) The undersigned acknowledges and agrees that unless and until the Warrant and the Warrant Securities are registered under the Act, this Warrant and the Warrant Securities shall be "restricted securities" for purposes of Rule 144 under the Act. The undersigned shall, prior to any transfer or disposition or attempted transfer or disposition of the Warrant or the Warrant Securities give written notice to the Company of his intention to effect such transfer or disposition and shall deliver to the Company an opinion of legal counsel (reasonably suitable to the Company) that (i) the proposed transfer or disposition of the Warrant or the Warrant Securities may be effected without registration thereof under the Act and without taking any similar action under any other applicable securities laws, and (ii) either the Distribution Compliance Period has expired, or the purchaser is not a U.S. Person and is not acquiring the securities for the account or benefit of any U.S. Person, in which case the undersigned shall be entitled to transfer or dispose of the Warrant or the Warrant Securities, as applicable, in accordance with the terms of the notice delivered by such Holder to the Company. Until the Warrant Securities are registered under the Act pursuant to Paragraph 8 hereof, each certificate
                                          -----------
     evidencing the Warrant Securities so transferred or disposed of (and each certificate evidencing any untransferred Warrant Securities) shall bear the following restrictive legend unless in the opinion of Company counsel such legend is not required:

          "The Warrant and the securities to be issued upon its exercise have not been registered under the Securities Act of 1933, as amended (the "Act") or any state securities laws. These securities may not be exercised by or on behalf of any United States person, and may not be offered for sale, sold or otherwise transferred except pursuant to Regulation S under the Act, an effective registration statement under the Act or an exemption from such registration.."

          (c) Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder thereof as the absolute owner thereof for all purposes, notwithstanding any notice to the contrary.

          (d) In connection with any registration of shares of stock, pursuant to this Paragraph 9, the undersigned shall furnish the Company with such
             -----------
     information concerning it and the proposed sale or distribution as shall, in the opinion of counsel for the Company, be required for use in the preparation of a registration statement.

     10.  Stock to be Delivered upon Exercise. The Company will at all times
          -----------------------------------
keep available through the term of the Exercise Period, solely for delivery upon the exercise of this Warrant, such number of the shares of Common Stock or other securities as shall from time to time be sufficient to effect the exercise of this Warrant.

     11.  Replacement of Warrant. Upon receipt of evidence reasonably
          ----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver, in lieu thereof, a new warrant of like tenor to Holder.

     12.  Specific Performance.  The Company stipulates that the remedies at law
          --------------------
available to the holder of this Warrant in the event of any default or threatened default by it in the performance of or compliance with any of the terms of the Agreement are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     13.  Applicable Law.  THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN
          --------------
ACCORDANCE WITH, THE LAWS OF THE STATE OF WASHINGTON, WITHOUT GIVING EFFECT TO PRINCIPLES OF CHOICE OF LAWS OF SUCH STATE.

     14.  Entire Agreement. This Warrant constitutes the entire agreement
          ----------------
between the parties with respect to the subject matter hereof and supersedes any and all prior agreements and understandings relating to the subject matter hereof. This Warrant and any of the terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     15.  Successors and Assigns. This Warrant shall be binding upon and inure
          ----------------------
to the benefit of the Company and the undersigned and their respective successors and permitted assigns; provided, however, nothing herein shall be construed to permit assignment of the Warrant except in accordance with the provisions herein.

     16.  Severability. Every provision of this Warrant is intended to be
          ------------
severable. If any term or provision hereof (or portion thereof) is determined to be illegal or unenforceable for any reason whatsoever, such illegality or unenforceability shall not affect any other term or provision (or portion thereof) of this Warrant.

     17.  Notices.  All notices and other communications from the Company to the
          -------
holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at the following address or at such other address as may have been furnished to the Company in writing by such holder, or, until an address is so furnished, to the address of the last holder of such Warrant who has so furnished an address to the Company:

     If to the Company:

     XCEL Management, Inc.
     1101 Broadway Plaza
     Tacoma, Washington  98402
     Telecopy No.: (253) 404-3842

     If to Holder:

     Plazacorp Investors Limited
     3845 Bathurst Street, Suite 202
     Toronto, Ontario, Canada  M3H 3N2
     Telecopy No.: (416) 630-4626


     IN WITNESS WHEREOF, this Warrant has been executed by XCEL MANAGEMENT, INC., by its duly authorized officers, as of the date first above written.


                              XCEL MANAGEMENT, INC.


                              By:   ___________________________________
                              Name:  __________________________________
                              Title:  _________________________________

          The terms and provisions of the Warrant are accepted and agreed to by the undersigned this 26th day of April, 2000.

                                   PLAZACORP INVESTORS LIMITED


                                            By:    __________________________
                                            Name:  __________________________
                                            Title: __________________________

                                  EXHIBIT "I"
                                  -----------

                              NOTICE OF EXERCISE
                   (To be executed by Holder to exercise the
                         Warrant in whole or in part)



Xcel Management, Inc.
1101 Broadway Plaza
Tacoma, Washington  98402

     Re: Warrant to Purchase Common Stock dated April __, 2000 by and between the Company and Plazacorp Investors Limited (the "Warrant")

Dear Sir or Madam:

     The undersigned holder irrevocably elects to exercise the Warrant of Xcel Management, Inc. to purchase ____________ shares of Common Stock of Xcel Management, Inc. (the "Company") subject to the Warrant, and hereby makes payment of the amount of $________in the manner described below, representing the Exercise Price per share of Common Stock multiplied by the number of shares of Common Stock to be purchased pursuant to this exercise.



                                        By:____________________________

$__________cash
$__________certified or bank cashier's check
$__________wire transfer


                             EXHIBIT "I" - Page 1